Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Comverse Technology, Inc. on Form S-8 of our report dated March 8, 1999 (April 15, 1999 as to Note
12), appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 1999.


New York, New York
August 16, 1999


/s/ Deloitte & Touche LLP
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